Exhibit 32

                    CERTIFICATION OF CEO AND CFO PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report on Form 10-K of Public Storage Properties IV, Ltd. (the "Partnership") for the year ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Ronald L. Havner, Jr., as Chief Executive Officer of Public Storage, corporate general partner, and John Reyes, as Chief Financial Officer of Public Storage, corporate general partner, each hereby certifies, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

         (2)  The information  contained in the Report fairly  presents,  in all
              material  respects,   the  financial   condition  and  results  of
              operations of the Partnership.

/s/  Ronald L. Havner, Jr.
------------------------------------
Name:    Ronald L. Havner, Jr.
Title:   Chief Executive Officer and President of Public Storage,
         Corporate General Partner
Date:    March 25, 2009

/s/  John Reyes
Name:    John Reyes
Title:   Chief Financial Officer of Public Storage,
         Corporate General Partner
Date:    March 25, 2009

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Partnership for purposes of ss.18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by ss.906 of the Sarbanes-Oxley Act of 2002 has been provided to the Partnership, and will be retained and furnished to the SEC or its staff upon request.